SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

MERCURY AIR GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERCURY AIR GROUP, INC.
McConnell Avenue
Los Angeles, California 90066

January 3, 2005

To our Stockholders:

     You are cordially invited to the 2004 Annual Meeting of Stockholders for Mercury Air Group, Inc.

Date:	February 2, 2005
Time:	9:00 a.m., Pacific Standard Time
Place:	The Ritz-Carlton Marina Del Rey, 4375 Admiralty Way, Marina Del Rey, California, 90292

     At the Annual Meeting, you will have the opportunity to vote to:

•	elect five directors; and

•	transact such other business as may properly come before the meeting or any adjournment thereof.

     In addition to the formal items of business, Mercury Air Group, Inc. (sometimes referred to as “Mercury Air Group”, “Mercury”, “we”, “us”, “our”, “Company” or the “Corporation”) will review the major developments of fiscal 2004 and answer questions that you may have about the Corporation and its activities.

     The Proxy Statement is a critical element of Mercury Air Group’s corporate governance process. Its purpose is to answer your questions and give you important information regarding our Board of Directors and senior management. It includes discussions of proposal that requires your vote and it contains information describing Mercury Air Group’s corporate governance practices.

     Over the past year, Mercury Air Group’s Board of Directors and management team has continued to enhance the Corporation’s corporate governance practices. In some cases we simply continued the formalization process of our current procedures in order to comply with stricter regulations. In other cases, we introduced changes that strengthen our Board of Directors. We will implement further changes as new rules are adopted and as we think appropriate. We hope you will take some time to review our corporate governance practices, as well as our new Audit Committee charter which is attached as Exhibit A.

     This letter is your notice of the Annual Meeting and is being sent to stockholders of record as of the close of business on December 15, 2004, who are the only holders entitled to notice of and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. VOTING IN ADVANCE BY MAIL WILL NOT STOP YOU FROM VOTING IN PERSON AT THE MEETING, BUT IT WILL HELP TO ASSURE A QUORUM AND AVOID ADDED COSTS. IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

     For admission to the Annual Meeting, each stockholder must present an admission ticket and will be asked to present valid picture identification, such as driver’s license or passport, and proof of ownership of the Corporation’s Common Stock and/or Preferred Stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

     We look forward to seeing you at the meeting.

Sincerely,

Wayne J. Lovett

Secretary

PROXY STATEMENT FOR THE
MERCURY AIR GROUP, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

About This Proxy Statement

     You have been sent this Proxy Statement and the enclosed proxy card because Mercury Air Group’s Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. This Proxy Statement summarizes the information that you will need in order to vote at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote.

     This Proxy Statement and the enclosed proxy card were sent on January 3, 2005 to all stockholders who owned Mercury Air Group Common and/or Preferred Stock at the close of business on December 15, 2004, who are the only stockholders entitled to vote at the Annual Meeting. As of the record date, there were 3,056,355 shares of Mercury Air Group Common Stock, and 462,627 shares of Mercury Air Group Series A 8% Cumulative Convertible Preferred Stock (Preferred Stock) issued and outstanding.

Number of Votes

     Each share of Mercury Air Group Common or Preferred Stock entitles you to one vote on each proposal at the Annual Meeting. The enclosed proxy card indicates the number of shares of Mercury Air Group Common or Preferred Stock that you own. You may vote all Company Common shares and Preferred shares that you own as of the close of business on the December 15, 2004. Theses shares include: (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a stockholder or bank.

     If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record for those shares, and the Company is sending these proxy materials directly to you. As a stockholder of record, you may grant your voting proxy directly to the Company to vote your shares or vote your shares in person at the meeting. The Company has enclosed a proxy card for your use in voting by proxy.

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to the stockholder of record. If you are a beneficial owner, you may direct your broker to vote, and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee will provide a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

The Quorum Requirement

     A majority of the shares of Common Stock and Preferred Stock, counted together as a single class, issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. As of the Record Date, there were 3,056,355 shares of Common Stock and 462,627 shares of Preferred Stock issued and outstanding and entitled to vote. Each share of issued and outstanding Common Stock and each share of issued and outstanding Preferred Stock entitles the holder thereof to one vote on each proposal at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner, which is known as a broker non-vote, those shares will not be considered as present and entitled to vote with respect to that matter; however, such shares will be considered present for purposes of a quorum.

2

     Voting by Proxy

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares for the election of the five nominees for director.

     Other than the proposal described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy representatives, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforseen reason any of the nominees is not available as a candidate for director, the persons named as proxy representatives will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Revoking Your Proxy

     You may change your voting instructions at any time prior to the vote at the Annual Meeting. For shares you hold as the stockholder of record, you may change your vote by either: (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy): (ii) notifying the Company’s Secretary in writing that you want to revoke your earlier proxy: or (iii) attending the Annual Meeting, giving notice of your proxy revocation in open meeting and voting in person. Please note that mere attendance at the meeting will not cause your previously granted proxy to be revoked; at the Annual Meeting you must specifically request to revoke your previous proxy. For shares held beneficially by you in street name, you may change your vote by submitting new voting instructions to your broker or nominee.

Voting in Person

     Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares you own beneficially in street name, cannot be voted at the Annual Meeting unless you obtain a proxy from the stockholder of record authorizing you to vote these shares at the Annual Meeting. If you choose to attend the meeting and vote in person, please bring the enclosed proxy card and proof of identification.

Information about Attending the Annual Meeting

     Our Annual Meeting will be held on Wednesday, February 2, 2005 at 9:00 a.m. at The Ritz-Carlton Marina Del Rey, 4375 Admiralty Way, Marina Del Rey, California, 90292. The doors to the meeting room will open at 8:15 a.m. for admission purposes.

     An admission ticket (or other proof of ownership of Mercury Air Group Inc. stock as of December 15, 2004), as well as some form of photo identification, must be presented in order to be admitted to the Annual Meeting. An admission ticket has been mailed to you with the rest of the proxy material for the meeting. Please fill out the appropriate section of the admissions ticket and return the postcard back to the Company prior to the meeting, as instructed on the admission ticket. The admission card will serve as your admissions ticket for the meeting. Only stockholders who own Mercury Air Group, Inc. Common Stock and/or Preferred Stock as of the close of business on December 15, 2004 will be entitled to attend the meeting.

     Election of Directors

     The five nominees for director receiving the greatest number of votes cast in person or by proxy will be elected. Each share of Common and Preferred Stock will entitle the holder to cast one vote and will vote together as a single class on each proposal. If you are present and do not vote, or if you send in your proxy marked “withheld,” your vote will have no impact on the election of those directors as to whom you have withheld votes. There are no cumulative voting rights for either the shares of Common Stock or Preferred Stock.

     Directors Joseph A. Czyzyk and Frederick H. Kopko, Jr. as partners of CK Partners, which is the beneficial owner of 43% of the Company’s outstanding stock, have agreed to vote for such individuals as directors, and have indicated that they intend to vote for the other three director nominees named herein.

The Cost of Soliciting Proxies

     Mercury Air Group, Inc. is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

     No cameras, recording equipment, electronic devises, large bags, briefcases or packages will be permitted in the Annual Meeting.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Philosophy

     Corporate governance encompasses the internal policies and practices by which Mercury Air Group is operated and controlled on behalf of its stockholders. A good system of corporate governance helps Mercury Air Group maintain the confidence of investors and allows us to raise capital efficiently.

     We continue to make various changes to our corporate governance practices in response to the Sarbanes-Oxley Act of 2002 and the changes to corporate governance rules of the American Stock Exchange (Amex) and we expect to make more in the coming year. In some instances, we already had procedures in place that complied with the new stricter requirements. In other cases, changes have been necessary. Many of the changes required by the Sarbanes-Oxley Act are being phased in over time in compliance with the law.

     Mercury Air Group’s business affairs are conducted under the direction of the Board in accordance with the Delaware General Corporation Law as implemented by our certificate of incorporation and bylaws. The role of the Board of Directors is to effectively govern the affairs of the Company for the benefit of our stockholders and, to the extent appropriate under Delaware law, other constituencies, which include our employees, customers and the communities in which we do business. The Board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that Mercury Air Group’s activities are conducted in a responsible and ethical manner.

     Our Corporate Governance Policy continues to evolve. The following principles, among others, govern our corporate governance practices:

•	Our President and Chief Executive Officer, Joseph A. Czyzyk, is the only director who is currently an employee of the Company;

•	Directors have access to members of the Company’s management team so that they can stay abreast of Company affairs;

•	The Board ‘s Audit Committee, Compensation Committee, and Nomination Committee are composed entirely of independent directors as defined by the Amex’s new independence standards;

•	The majority of our Board is made up of independent directors as defined by Amex’s independence standards;

•	We have adopted a code of ethics to which all directors, officers and employees are expected to adhere.

•	Mercury Air Group uses Generally Accepted Accounting Principles, or GAAP, as the primary method for reporting results in our quarterly earnings releases;

•	In 2002, our Chief Executive Officer and Chief Financial Officer began certifying all quarterly and annual reports filed with the Securities and Exchange Commission (SEC);

•	Annual and quarterly reports and other SEC filings are accessible through a hyperlink on our website; and

•	Mercury Air Group documents and regularly evaluates its established financial internal controls.

Code of Ethics

     Mercury has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) as defined in Item 406 of Regulation S-K and as required by Amex, which applies to all directors, officers and employees. The Code of Ethics, including future amendments, is available free of charge on Mercury’s internet website at www.mercuryair.com under “Investor Information”. Mercury will also post on its website any waivers under the Code of Ethics granted to any of its directors or executive offices. Mercury will also provide a copy of its Code of Ethics, without charge, to any investor that requests it. Requests should be addressed in writing to: Corporate Secretary, Mercury Air Group, Inc., 5456 McConnell Avenue, Los Angeles, California 90066.

PROPOSAL ONE: ELECTION OF DIRECTORS

     The Nominating Committee of the Board of Directors has recommended five individuals for election to the Corporation’s Board of Directors. The solicited proxies may be voted to fill only the five seats on the Board of Directors for which nominees are named in this Proxy Statement. Each director elected will hold office until the next Annual Meeting of stockholders and until his successor is elected and qualified or until the director’s earlier death, resignation or removal.

     Unless otherwise indicated thereon, all proxies received will be voted in favor of the election of the indicated five nominees of the Board of Directors named below as directors of the Corporation. Should any of the nominees not remain a candidate for election on the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereunder may be voted for substitute nominees selected by the Board of Directors. The five nominees for director receiving the greatest number of votes cast in person or by proxy will be elected.

Information Regarding Nominees

     Listed below are the persons who have been nominated to serve as directors for the ensuing year, together with their ages and all Corporation positions held by them. All nominees have consented to being named in the proxy statement, and have agreed to serve if elected.

Name	Age	Positions
Joseph A. Czyzyk	57	President, Chief Executive Officer and Chairman
Frederick H. Kopko, Jr.	49	Director
Gary J. Feracota	44	Director
Michael J. Janowiak	41	Director
Angelo Pusateri	64	Director

     Joseph A. Czyzyk has been President and a Director of Mercury Air Group since November 1994 and has served as Chief Executive Officer since December 1998. Mr. Czyzyk was appointed Chairman in July 2004. Mr. Czyzyk also served as President of Mercury Service, Inc., a discontinued division of Mercury Air Group which sold aviation fuel and provided refueling services for commercial aircrafts, from August 1985 until August 1988, and President of Mercury Air Cargo, Inc. from August 1988 until August 1997. Mr. Czyzyk served as an Executive Vice President of Mercury Air Group from November 1990 through November 1994. Mr. Czyzyk received a B.S. in Civil Engineering from California State University of Los Angeles and served in the U.S. Navy. Mr. Czyzyk has served the City of Los Angeles as a Taxi Commissioner since 1998 and was elected President of the Board of Taxicab Commissioners in July 2002. Pursuant to his employment agreement, the Board of Directors will continue to nominate Mr. Czyzyk as a candidate for election to the Board of Directors while Mr. Czyzyk remains employed by Mercury. See “Employment Agreements”.

     Frederick H. Kopko, Jr. has been a director of Mercury Air Group since October 1992. Mr. Kopko has been a partner in the law firm of McBreen & Kopko since January 1990. Mr. Kopko presently serves on the Board of Directors of Sonic Foundry, Inc. He was

admitted to practice law in the State of Illinois. He attended the University of Connecticut, receiving a Bachelor of Arts degree in economics, magna cum laude. He, thereafter, received his Juris Doctorate degree from the University of Notre Dame where he was editor of the Notre Dame Law Review. Mr. Kopko also attended the University of Chicago and obtained his Master of Business Administration degree with High Honors.

     Gary J. Feracota has been a director of Mercury Air Group since November 2001. Mr. Feracota is, and has since January 2002, been a Principal of the Pinnacle Group, a privately-held fractional yacht leasing company. He is also a management consultant serving growth companies. From June 2001 to January 2002, Mr. Feracota was President and Chief Executive Officer of Anlon Systems, consummating the sale of that company to a private investment group. From September 1997 to June 2001, he was a Partner at Deloitte Consulting. Mr. Feracota was an Associate Partner at Andersen Consulting, where he served as a management consultant from September 1988 to September 1997. He served as Director of Marketing for Seier Technologies from May 1985 to September 1988 and as a Member of the Technical Staff for Texas Instruments from July 1982 to August 1985. Mr. Feracota received a Bachelor degree in Energy Technology and Physics from Northern Illinois University and a Master of Business Administration degree from the University of Chicago.

     Michael Janowiak has been a director of Mercury Air Group since September 2002. Mr. Janowiak has been a Principal of a company known as Professional Education International (PEI), a professional training organization, since August 1985. Mr. Janowiak has 19 years experience in the information industry. He founded the publishing/ research division of PEI. He has served on the Advisory Board of the Midtown Foundation since January 2001, as the Subsidiary Director of CIB Marine Bancshares, Inc., since November 2001, as Industry Advisor — Illinois Institute of Technology since January 1999, as member of the Advisory Board of Liquio Corporation since August 2002 and as member of the Advisory Board of Idynta Systems since December 2001. Mr. Janowiak attended the University of Arizona and the Stanford University Executive Program.

     Angelo Pusateri has been a director of Mercury Air Group since December 2002. In May 2002 he retired from Virgin Atlantic Airways Group, Ltd., after 18 years of service. He was President of Virgin Atlantic Cargo from October 1985 until his retirement and President of Virgin Security Services, Inc. from January 1993 to May 2002. Mr. Pusateri currently is an Adjunct Professor at Hofstra University and lectures on “International Strategic Management”. He earned a Master of Business Administration degree from City University of New York.

     There were four regular scheduled meetings and eight telephonic meetings of the Board of Directors of the Corporation held during fiscal 2004, the period from July 1, 2003 through June 30, 2004.

     Our board has four standing committees a Compensation Committee, an Audit Committee, a Related Party Transactions Committee, and a Nominating Committee, in addition to various committees which are constituted from time to time, which currently consists of a Corporate Strategy Committee.

     The duties of the Compensation Committee include making all decisions regarding cash and non-cash compensation (excluding standard employee benefits) paid or given to executive officers of the Corporation, negotiating and approving all employment agreements with executive officers, and negotiating and approving all transactions between the Corporation and its executive officers (whether or not the primary purpose of such transactions are compensatory). In addition, the Compensation Committee reviews the chief executive officer’s recommendations on compensation of all of our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole Board of Directors for approval and authorization. The Compensation Committee also administers the Corporation’s non-cash employee incentive plans, including stock purchase and stock option grants. During our fiscal year ended June 30, 2004, Messrs. Feracota, Kouzmine, Janowiak and Pusateri were the members of the Compensation Committee. None of Messrs. Feracota, Kouzmine, Janowiak and Pusateri is or ever has been an employee of the Corporation. Each of Messrs. Feracota, Kouzmine, and Janowiak met Amex’s standards for Compensation Committee independence. The Compensation Committee met one time during fiscal 2004. A copy of the charter of the Compensation Committee is available on our website.

     Our Audit Committee reports to the board regarding our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management’s procedures and policies relative to the adequacy of our internal accounting controls. The Audit Committee is responsible for the appointment, compensation and oversight of the Corporation’s outside accounting firm, and for the pre-approval of audit services and permissible non-audit services. The independent auditors report directly to the Audit Committee. Prior to the formation of the Related Party Transactions Committee on April 12, 2004, the Audit Committee approved all related party transactions. The Audit Committee has the authority to engage independent counsel and other outside advisors.

     The Audit Committee is currently comprised of Messrs. Feracota, Janowiak and Pusateri. Mr. Feracota serves as Chairman of the Audit Committee. The Audit Committee must certify that it meets the current and proposed size, experience and independence requirements of Amex. Mercury’s Board of Directors has determined that the three participants of its Audit Committee are independent under the current listing standards of Amex. Mercury’s Board of Directors has also determined that neither Mr. Feracota nor any other member of the Audit Committee is an audit committee financial expert as defined by applicable SEC regulations. The Company may choose to recruit a director that satisfies the current requirements for an audit committee financial expert, however, Mercury has not yet identified an individual satisfying those criteria as well as other criteria that Mercury believes are important for an individual to make a meaningful contribution to the deliberations of the Board of Directors as a whole. There can be no assurance when, or if, Mercury will identify such an individual in the foreseeable future. To reinforce the Audit Committee’s dedication to even more stringent legal and ethical accounting standards and practices, the board has adopted a revised charter for the Audit Committee. A copy of our revised committee charter is attached as Exhibit A and is available on our website. The Audit Committee had fourteen meetings during fiscal 2004. The independent auditors were present in person or telephonically at all meetings.

     The Related Party Transactions Committee approves all related party transactions and has the authority to engage independent counsel and other outside advisors. The Related Party Committee of the Board consists solely of independent directors as determined under the current listing standards of the Amex. The purpose of the Related Party Committee is to review all related party transactions for potential conflict of interest situations on an ongoing basis, including transactions with management, certain business relationships, and indebtedness of management, among others. Michael H. Janowiak is the Chairman and Sergei Kouzmine is a member. Gary Feracota has served as a temporary member when Mr. Kouzmine has not been able to serve. Following the 2004 Annual Meeting of Stockholders, the Related Party Transactions Committee will consist of Michael J. Janowiak and Gary Feracota. The Related Party Transactions Committee was formed on April 12, 2004. There were no formal meetings of the Related Party Transactions Committee as of June 30, 2004.

     Mercury’s Nominating Committee recommends candidates for the election of directors, including when a vacancy occurs. Messrs. Czyzyk, Kopko and Dr. Fagan served on the Nominating Committee during fiscal 2004. On April 12, 2004 the Nominating Committee was reconstituted with Messrs. Feracota and Pusateri, with Mr. Pusateri serving as the Chairman of the Nominating Committee.

     While the Nominating Committee is responsible for recommending candidates for election as directors at annual meetings, or, if applicable, special meetings, stockholders also have an opportunity to nominate candidates for election to the board. In general, any stockholder wishing to do so must send notice of the intent to make a nomination to the secretary of Mercury Air Group at least 60 but not more than 90 days prior to the first anniversary of the date of the previous year’s Annual Meeting. The notice must contain biographical information about the nominee as required by our bylaws and by applicable securities laws and regulations and also information identifying the stockholder making the nomination and any beneficial owners on whose behalf the nomination is made. In the case of a vacancy in the office of a director, including a vacancy created by an increase in the size of the Board, the Nominating Committee will recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In selecting or recommending candidates, the Nominating Committee will take into consideration the criteria approved by the Board and other such factors, as it deems appropriate. The Nominating Committee will also consider candidates recommended by the Corporation’s qualified stockholders and candidates proposed by management. The Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation. The Nominating Committee also identifies Board members qualified to fill vacancies on any committee of the Board (other than the Nominating Committee) and recommends that the Board appoint the identified member or members to the respective committee. A copy of the charter of the Nominating Committee is available on the Corporation’s website. Further details about how a stockholder may nominate a person to serve on the Board of Directors can be found in our bylaws.

     The Corporate Strategy Committee was formed on April 12, 2004 for the purpose of reviewing the Corporation’s strategic business plan. It is composed of the independent members of the board, Sergei Kouzmine, Gary Feracota, Michael H. Janowiak and Angelo Pusateri. Mr. Kouzmine was initially named chairman and was replaced as chairman by Mr. Janowiak in August, 2004. The Committee has the ability to engage independent counsel and other outside advisers. Following the 2004 Annual Meeting of Stockholders, the Corporate Strategy Committee will consist of Messrs. Janowiak, Feracota and Pusateri. There were no formal meetings of the Corporate Strategy Committee as of June 30, 2004.

     During fiscal 2004, each member of the Board of Directors attended at least 75% of the Board meetings and committee meetings for the committees on which he served, except for Sergei Kouzmine who attended 46% of the Board of Directors and committee meetings on which he served. It is the policy of Mercury that all directors of the Board should attend each annual stockholder’s meeting. All directors attended the Company’s previous annual stockholders meeting.

     The five nominees for director receiving the greater number of votes cast in person or by proxy will be elected.

     The Mercury Board of Directors unanimously recommends that the holders of Common and Preferred Stock vote FOR the election of all nominees.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of December 15, 2004 with respect to the ownership of the Corporation’s Common and Series A 8% Cumulative Convertible Preferred Stock (“Preferred Stock”) by: (a) each director of the Corporation; (b) each officer named in the Summary Compensation Table; (c) the directors and executive officers of the Corporation, as a group; and (d) all persons known to the Corporation to be the beneficial owners of more than five percent (5%) of its outstanding Common Stock or Preferred Stock. As of December 15, 2004, there were 3,056,355 shares of Common Stock and 462,627 shares of Preferred Stock issued and outstanding. All entries in this chart and elsewhere in this proxy statement have been adjusted for the one-for-two reverse stock split of the Common Stock of the Corporation effective June 18, 2003.

	Shares and Percentage of Class Beneficially Owned(2)
	Common Stock			Preferred Stock
Name and Address(1)	Shares		Percent	Shares		Percent
Joseph A. Czyzyk	1,403,759	(3)	43.1%	—		—
William L. Silva	88,187	(4)	2.9%	—		—
Wayne J. Lovett	31,148	(5)	1.0%	25,820		5.6%
John Enticknap	0		*	25,820		5.6%
Robert Schlax	12,750	(6)	*	—		—
Kent D. Rosenthal	0	(7)	*	—		—
Frederick H. Kopko, Jr.	1,403,759	(8)	43.1%	—		—
20 North Wacker Drive, Suite 2520
Chicago, IL 60606
Gary Feracota	33,500	(9)	1.1%	—		—
904 Williams St.
River Forest, IL 60305
Sergei Kouzmine	31,000	(10)	1.0%	—		—
45 Williamsburg Rd.
Evanston, IL 60203
Michael H. Janowiak	22,500	(11)	*	—		—
6540 West Joliet Road #38
Countryside, IL 60525
Angelo Pusateri	16,375	(12)	*	—		—
17 Cary Rd.	1,403,759	(13)	43.1%	—		—
New Hyde Park, NY 11040	1,403,759	(13)	43.1%	—		—
CK Partners				—		—
Dimensional Fund Advisors, Inc.	174,101	(14)	5.7%	—		—
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Beti Ward	28,711	(15)	*	250,000	(16)	54%
6644 Vista Del Mar
Playa Del Rey, CA 90293
Jeff Stallones	8,250	(17)	*	160,987		34.8%
3808 World Houston Parkway, Suite B
Houston, TX 77032
All directors and executive officers	1,625,469	(18)	48.5%	51,640		11.2%
as a group (11 persons)

*	Less than one percent.

(1)	Unless otherwise indicated in the table, the address for each of the individuals named in the table is 5456 McConnell Avenue, Los Angeles, California 90066.

(2)	The percentage of shares beneficially owned is based on 3,056,355 shares of Common Stock and 462,627 shares of Preferred Stock outstanding as of December 15, 2004. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The stock ownership information includes current shareholdings and shares with respect to which the named individual has the right to acquire beneficial ownership under options exercisable or other securities convertible within 60 days, as of December 15, 2004. These shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. These shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

(3)	Mr. Czyzyk owns 269,195 shares, includes 5,171 shares held jointly by Mr. Czyzyk with his wife, 382 shares held by Mr. Czyzyk, as custodian for his children and 2,131 shares held by Mr. Czyzyk’s wife as custodian for their children, as to which Mr. Czyzyk disclaims beneficial ownership. Table also includes 125,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof. All of Mr. Czyzyk’s shares and options are held by CK Partners. In addition, CK Partners holds a proxy to vote all shares owned by Mr. Czyzyk. Table lists all shares and options held by CK Partners (see note 13 below).

(4)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(5)	Includes 15,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof and 200 shares held by Mr. Lovett and his wife.

(6)	Mr. Schlax was replaced as Chief Financial Officer on December 9, 2004.

(7)	Appointed as Chief Financial Officer on December 9, 2004.

(8)	Mr. Kopko owns an additional 76,190 shares issuable upon exercise of options exercisable within 60 days from the date hereof, all of which are held by CK Partners. In addition, CK Partners holds a proxy to vote all shares owned by Mr. Kopko. Table lists all shares and options held by CK Partners (see note 13 below).

(9)	Includes 7,500 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(10)	Includes 30,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof

(11)	Consists of 22,500 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(12)	Includes 15,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(13)	Consists of (i) 1,202,569 shares beneficially owned, (ii) an additional 76,190 shares issuable upon exercise of options owned by Mr. Frederick H. Kopko, Jr., (iii) 5,171 shares held jointly with the wife of Mr. Czyzyk, 382 shares held by Mr. Czyzyk as custodian for his children, and 2,131 shares held by Mr. Czyzyk’s wife as custodian for their children and (iv) 125,000 shares issuable upon exercise of options owned by Mr. Czyzyk (collectively, the “Shares”). On July 27, 2000, Philip J. Fagan, M.D., Frederick H. Kopko, Jr. and Joseph A. Czyzyk formed CK Partners f/k/a CFK Partners f/k/a FK Partners, an Illinois general partnership (CK Partners). On July 30, 2004, Dr. Philip J. Fagan withdrew from the partnership and transferred and conveyed to CK Partners all of his right, title and interest in and to all of the shares held by CK Partners. CK Partners holds all Shares beneficially owned by the Partners. Pursuant to Section 7 of the Partnership Agreement of CK Partners, the Partners have agreed that the Shares shall be voted for Mr. Czyzyk and Mr. Kopko, or as designated by Mr. Czyzyk and Mr. Kopko, respectively. On August 20, 2004, CK Partners, Messrs. Kopko and Czyzyk filed Amendment No. 1 to Form 13D, with the Securities and Exchange Commission with respect to the Shares owned by them. Reference is made to that Form 13D for a complete description of the terms and conditions, including voting terms and conditions, on which the Shares are being held. Assuming no options are exercised, CK Partners would beneficially own 34.2% of the outstanding common and preferred stock, voting as a single class.

(14)	Based on publicly available information reported on February 6, 2004, Dimensional Fund Advisors, Inc. (“Dimensional”) is a beneficial owner of 174,101 shares as a result of acting as an investment advisor to various investment companies (the “Funds”). In addition, Dimensional has sole power to dispose of 174,101 shares owned by the Funds.

(15)	Included 15,461 shares, held by Pacific Aviation Logistics, a company owned by Beti Ward, and 11,000 shares held in the name of a trust of which she is trustee.

(16)	Includes 50,000 shares of the Series A 8% Cumulative Convertible Preferred Stock held by Pacific Air Cargo, a company owned by Beti Ward.

(17)	Includes 6,250 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

(18)	Includes 296,190 shares issuable upon exercise of options exercisable within 60 days from the date hereof. Assuming no options are exercised, the directors and executive officers as a group would beneficially own 43% of the outstanding common and preferred stock, voting as a single class.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

     Set forth in the table below are the names, ages and positions held by all executive officers of the Corporation during fiscal year 2004.

Name	Age	Positions
Joseph A. Czyzyk	57	President, Chief Executive Officer, and Director
Robert M. Schlax	49	Chief Financial Officer and Vice President of Finance
William L. Silva	54	Executive Vice President and President of Maytag Aircraft Corporation (“Maytag”)
John L. Enticknap	60	Executive Vice President and Chief Operating Officer of Mercury Air Centers, Inc.
Wayne J. Lovett	56	Executive Vice President, Secretary and General Counsel

     Executive officers of the Corporation are appointed and serve at the discretion of the Board of Directors. Set forth below is a brief description of the business experience for the previous five years of all executive officers other than Mr. Czyzyk, who is also a director and whose business experiences are described above under the caption “Information Regarding Nominees.”

     Robert M. Schlax has been Chief Financial Officer of Mercury Air Group since November 2002 and Vice President of Finance since February 2002. Prior to joining Mercury Air Group he supported various business units over a 24 year period at UNOCAL Corporation including several key positions in Corporate Accounting. He received his Bachelor of Science in Accountancy from the University of Illinois and his Master of Business Administration degree from Pepperdine University. Mr. Schlax employment with Mercury was terminated on December 9, 2004 when he was replaced as Chief Financial Officer.

     William L. Silva has been an Executive Vice President of Mercury Air Group since August 1993. He has been President and Chief Operating Officer of Maytag Aircraft Corporation since March 2000. He also served as Executive Vice President of Maytag from August 1993 through February 2000, Vice President from November 1987 through July 1993, and Director of Operations from October 1982 through 1987. Mr. Silva received a B.A. in Geology from the University of New Mexico. He is a retired U.S. Navy Commander.

     John L. Enticknap served as Executive Vice President of Mercury Air Group from December 2000 to April 12, 2004. He previously has served as Chief Operating Officer of Mercury Air Centers, Inc. since November 1999. He served as Eastern Regional Manager from November 1998 to November 1999, Director of Business Development from April 1995 to November 1999 and as General Manager at the Mercury Air Center at DeKalb Peachtree Airport (PDK) from August 1996 to February 1999. He received a B.S. in Industrial Management from Northeastern University in Boston, Massachusetts and attended graduate school at the University of Pittsburgh. He holds an airline transport pilots certificate with Asmel and helicopter ratings. As a result of the sale of Mercury Air Centers to Allied Capital Corporation, Mr. Enticknap terminated his employment with Mercury on April 12, 2004.

     Wayne J. Lovett has been Executive Vice President of Mercury Air Group since May 2001 and has served as Corporate Secretary since June 1999. Mr. Lovett has been General Counsel since October 1997. Prior to joining Mercury Air Group he was the presiding Judge of the Lakeway, Texas Municipal Court and was previously Corporate Counsel and Secretary of Communications

Transmission, Inc. (now Broadwing). He received a Bachelor of Science in Management from Northeastern University in Boston, Massachusetts and his Juris Doctorate, from South Texas College of Law in Houston, Texas.

Executive Compensation

     The following table sets forth the cash compensation paid or accrued by the Corporation to the Chief Executive Officer, and to the Corporation’s other executive officers who were serving as executive officers at the end of fiscal 2004 and each of whose total annual salary and bonus exceed $100,000 and the additional individual for whom disclosure is provided based on his service as executive officer during the year (collectively, the named executive officers):

Summary Compensation Table

				Long-Term Compensation
				Awards	Payouts
				Securities	Long-Term
	Fiscal	Annual		Underlying	Compensation	All Other
Name and Principal	Year(1)	Salary(2)($)	Bonus($)	Options(#)	Payouts($)	Compensation($)
Joseph A. Czyzyk	2004	1,100,992	420,000	-0-	-0-	32,175	(3)
President/CEO	2003	1,124,433	220,000	-0-	-0-	17,450
	2002	713,277	235,250	250,000	-0-	980
Robert M. Schlax (4)	2004	190,000	-0-	-0-	-0-	6,040	(5)
Chief Financial Officer	2003	184,883	8,865	-0-	-0-	6.040
	2002	59,935	-0-	-0-	-0-	2,040
William L. Silva	2004	185,708	186,000	-0-	-0-	6,990	(6)
Executive Vice President	2003	185,708	33,000	-0-	-0-	6,950
	2002	165,907	99,000	10,000	-0-	558
John L. Enticknap (7)	2004	136,125	-0-	-0-	-0-	9,600	(8)
Executive Vice President	2003	187,860	35,635	-0-	-0-	600
	2002	171,875	25,000	10,000	-0-	600
Wayne J. Lovett	2004	195,000	100,000	-0-	-0-	600	(9)
Executive Vice President	2003	200,618	11,310	-0-	-0-	600
	2002	174,900	25,000	10,000	-0-	600

(1)	The period July 1, 2001 through June 30, 2002 is referred to fiscal Year 2002; period July 1, 2002 through June 30, 2003 is referred to fiscal Year 2003; and period July 1, 2004 though June 30, 2004 is referred to fiscal Year 2004.

(2)	Includes and has been restated to include loan forgiveness with respect to Mercury financed purchases of Common Stock.

(3)	Consists of 401(k) contributions and life insurance premiums in the amounts of $300 and 31,875, respectively.

(4)	Mr. Schlax was replaced as Chief Financial Officer on December 9, 2004;

(5)	Consists of life insurance premiums and car allowance in the amount of $40 and $6,000, respectively.

(6)	Consists of 401(k) contributions and life insurance premiums in the amounts of $300 and $6,690 respectively.

(7)	Mr. Enticknap resigned from the Company upon the consummation of the sale of the FBO division on April 12, 2004.

(8)	Consists of 401(k) contributions, life insurance premiums and car allowance in the amounts of $300, $300, and $9,000 respectively.

(9)	Consists of 401(k) contributions and life insurance premiums in the amounts of $300 and $300, respectively.

     No options were granted to the named executed officers in fiscal 2004.

     The following table sets forth the number and total of in-the-money options at June 30, 2004 for each of the named executive officers. No options were exercised by the named executive officers in fiscal 2004:

Aggregated Option Exercises in the Last Fiscal Year and
Fiscal Year-end Option Values (1)

Value of Unexercised
	Number of	In-The-Money
	Unexercised Options at	Options at Fiscal
	Fiscal Year-End(#)	Year-End($)(2)
	Exercisable/	Exercisable/
Name	Unexercisable	Unexercisable
Joseph A. Czyzyk	125,000/-0-	0/-0-
Robert M. Schlax	0/-0-	0/-0-
William L. Silva	12,563/-0-	18,484/-0-
John Enticknap	16,250/-0-	0/-0-
Wayne J. Lovett	15,000/-0-	0/-0-

(1)	As adjusted to reflect the one-for-two reverse stock split effective June 18, 2003.

(2)	Based upon a fair market value of $5.25 per share at June 30, 2004, which is the average of the high and low Common Stock price reported by the American Stock Exchange on the date indicated. The value of the options is calculated by multiplying (a) the difference between $5.25 and the option exercise price by (b) the number of shares of common stock underlying the option.

Employment Agreements

     Dr. Fagan had an employment agreement with Mercury Air Group dated as of August 2000 pursuant to which Mercury Air Group employed him as Chairman of the Board for a three year period with automatic one year extensions at the end of each year until either party terminates the agreement in writing prior to such renewal. Under the employment agreement, Dr. Fagan’s annual compensation was $350,000 per year for consulting services, which is paid to CK Partners, pursuant to the Partnership Agreement for CK Partners. Pursuant to the terms of the employment agreement Dr. Fagan gave notice of termination on July 22, 2004 and was paid $1,680,000 and a bonus of $210,000 pursuant to his employment agreement.

     Mr. Czyzyk entered into an amended and restated employment agreement with Mercury Air Group as of May 22, 2002, as amended, pursuant to which Mercury Air Group is continuing to employ him as its President/Chief Executive Officer, for a term ending on November 15, 2005, subject to automatic one-year extensions each successive November 15, unless either party gives 30 days’ notice of non-renewal. As of the date hereof, neither Mr. Czyzyk nor Mercury Air Group has given notice of non-renewal. Mr. Czyzyk assumed the position of Chief Executive Officer in December 1998. The agreement further provides for the continued nomination of Mr. Czyzyk to the Board of Directors of Mercury Air Group, so long as Mr. Czyzyk continues to serve as President/Chief Executive Officer.

     Mr. Czyzyk’s annual salary under the agreement is $770,000 of which Mr. Czyzyk elected to receive $132,000 through his wholly owned corporation, Transportation Logistics, Inc., a California corporation, pursuant to a year to year consulting agreement dated as of January 1, 2002. In addition, Mr. Czyzyk receives compensation relating to services rendered to MercFuel, Inc., a wholly-owned subsidiary of the Corporation in the amount of $150,000 per year. Mr. Czyzyk is eligible to receive a bonus equal to: (i) 25% of his base compensation to the extent that Mercury Air Group’s operating income on a consolidated basis minus sales and general administrative expense and depreciation (EBIT) for the most recently completed fiscal year exceeds the average of EBIT for the prior three fiscal years; and (ii) 4.166% of the amount by which EBIT for the most recently completed fiscal year exceeds the average of EBIT for the prior three fiscal years. Under the agreement, Mr. Czyzyk was eligible to participate in the 2002 Management Stock Purchase Plan, wherein he elected to purchase 193,825 shares of Mercury Air Group Common Stock from CK Partners at a price of $15.00 per share, such purchase funded by Mercury Air Group. Mr. Czyzyk’s obligations to repay Mercury Air Group are forgiven rateably over a 10-year period, provided Mr. Czyzyk remains employed by Mercury Air Group during such period. Mr. Czyzyk will have no obligation to repay Mercury Air Group if he remains employed by Mercury Air Group after March 1, 2012, or in the event of a takeover of the Corporation by parties unrelated to the existing Board of Directors.

     In the event Mr. Czyzyk’s employment is terminated for cause, Mr. Czyzyk will not be entitled to receive or be paid a bonus. In the event Mr. Czyzyk’s employment is terminated without cause, Mercury Air Group will be obligated to pay Mr. Czyzyk the base compensation that would otherwise be paid to him over the remaining term of the agreement, and a bonus for the fiscal year of termination in an amount which would otherwise be paid to him prorated over the days Mr. Czyzyk was employed by Mercury Air Group during the fiscal year of termination. “Cause” is defined in the employment agreement as misappropriation of corporate funds, negligence, Mr. Czyzyk’s voluntary abandonment of his job (other than following a Change in Control) or a breach of the employment agreement. In the event of Mr. Czyzyk’s death, Mr. Czyzyk’s estate or beneficiary will be entitled to receive the death benefits of a $10,000,000 insurance policy, but all other obligations under his employment agreement will terminate and Mercury Air Group’s only obligation will be to pay Mr. Czyzyk or his estate all accrued salary through the end of the month of his death. In the event of Mr. Czyzyk’s disability for a period of more than six (6) weeks, Mr. Czyzyk’s base salary will be reduced by 50% during the period of disability. If Mr. Czyzyk is disabled for a period of more than 12 months, Mercury Air Group will be obligated to pay Mr. Czyzyk the same amount that would have been paid to Mr. Czyzyk if his employment was terminated without cause, except that all amounts paid to Mr. Czyzyk under any long-term disability insurance policy maintained by Mercury Air Group will be credited as if paid by Mercury Air Group to Mr. Czyzyk and after giving effect to any federal or state income tax savings resulting from the payment under a disability policy (as opposed to taxable salary). The employment agreement further provides that Mr. Czyzyk may terminate his employment following a “Change in Control”, in which event Mr. Czyzyk will be entitled to be paid the entire balance of his base compensation remaining to be paid to Mr. Czyzyk over the remaining term of the agreement. The agreement provides for a five-year post-employment, non-competition covenant.

     Mr. Lovett entered into an employment agreement with Mercury Air Group dated May 22, 2002 pursuant to which Mercury Air Group is employing him as Executive Vice President, Corporate Secretary and General Counsel for a term ending on May 22, 2005, subject to automatic one-year extensions each successive May 22, unless either party gives 30 days’ notice of non-renewal. Under the employment agreement, Mr. Lovett’s annual compensation is $179,000. Under the agreement, Mr. Lovett was eligible to participate in the 2002 Management Stock Purchase Plan, wherein he elected to purchase 15,948 shares of Mercury Air Group’s Common Stock from CK Partners at a price of $15.00 per share, such purchase funded by Mercury Air Group. Mr. Lovett’s obligations to repay Mercury Air Group are forgiven over a 10-year period, provided Mr. Lovett remains employed by Mercury Air Group during such period. Mr. Lovett will have no obligation to repay Mercury Air Group if he remains employed by Mercury Air Group after March 1, 2012 or in the event of a takeover of the Corporation by parties unrelated to the existing Board of Directors.

     In the event Mr. Lovett’s employment is terminated for cause, or in the event of the death or disability of Mr. Lovett, all rights of Mr. Lovett under his employment agreement will cease. In the event Mr. Lovett’s employment is terminated without cause, Mercury Air Group will be obligated to pay Mr. Lovett the lesser of one year’s base compensation or the base compensation that would otherwise be paid to him over the remaining term of the agreement, with a minimum of six (6) months base compensation. “Cause” is defined in the employment agreement as misappropriation of corporate funds, negligence, Mr. Lovett’s voluntary abandonment of his job (other than following a Change in Control) or a breach of the employment agreement. The employment agreement further provides that Mr. Lovett may terminate his employment following a “Change in Control”, in which event Mr. Lovett will be entitled to be paid the lesser of one year’s base compensation or the entire balance of his base compensation remaining to be paid to Mr. Lovett over the remaining term of the agreement. The agreement provides for a six-month post-employment, non-competition covenant.

     Mr. Enticknap entered into an employment agreement with Mercury Air Group dated May 22, 2002 pursuant to which Mercury Air Group employed him as Executive Vice President of Mercury Air Group and Chief Operating Officer of Mercury Air Centers for a term ending on May 22, 2005, subject to automatic one-year extensions each successive May 22, unless either party gave 30 days’ notice of non-renewal. Under the employment agreement, Mr. Enticknap’s annual compensation was $181,500. Under the agreement, Mr. Enticknap was eligible to participate in the 2002 Management Stock Purchase Plan, wherein he purchased 15,000 shares of Mercury Air Group’s Common Stock from CK Partners at a price of $15.00 per share, such purchase funded by Mercury Air Group. Mr. Enticknap’s obligations to repay Mercury Air Group were to have been forgiven over a 8-year period, provided Mr. Enticknap remained employed by Mercury Air Group during such period. Mr. Enticknap would have had no obligation to repay Mercury Air Group if he remained employed by Mercury Air Group after March 1, 2010 or in the event of a takeover of the Corporation by parties unrelated to the existing Board of Directors. Mr. Enticknap terminated his employment in April, 2004 as a part of the sale of Mercury Air Centers to Allied Capital Corporation. At that time Mercury repurchased the 3,000 shares which had vested for $19,650 and the balance were returned to Mercury and retired.

     Mr. Schlax entered into an employment agreement with Mercury Air Group dated May 22, 2002 pursuant to which Mercury Air Group employed him as Chief Financial Officer of Mercury Air Group for a term ending on May 22, 2005, subject to automatic one-year extensions each successive May 22, unless either party gave 30 days’ notice of non-renewal. Under the employment agreement,

Mr. Schlax’s annual compensation was $170,000. Under the agreement, Mr. Schlax was eligible to participate in the 2002 Management Stock Purchase Plan, wherein he purchased 12,500 shares of Mercury Air Group’s Common Stock from CK Partners at a price of $15.00 per share, such purchase funded by Mercury Air Group. Mr. Schlax’s obligations to repay Mercury Air Group were to have been forgiven over a 10-year period, provided Mr. Schlax remained employed by Mercury Air Group during such period. Mr. Schlax would have had no obligation to repay Mercury Air Group if he remained employed by Mercury Air Group after March 1, 2012 or in the event of a takeover of the Corporation by parties unrelated to the existing Board of Directors. Mr. Schlax was replaced as Chief Financial Officer on December 9, 2004. The Corporation is engaged in discussion with Mr. Schlax regarding the terms and conditions of a severance agreement which may be entered into subsequent to the date hereof, which agreement will be subject to review and approval by the Mercury’s Compensation Committee as provided for in the Compensation Committee’s charter.

     In the event Mr. Schlax’s employment was terminated for cause, or in the event of the death or disability of Mr. Schlax, all rights of Mr. Schlax under the Agreement would cease. In the event Mr. Schlax’s employment was terminated without cause, Mercury Air Group would be obligated to pay Mr. Schlax the lesser of one year’s base compensation or the base compensation that would otherwise be paid to him over the remaining term of the agreement, with a minimum of six (6) months base compensation. “Cause” was defined in the employment agreement as misappropriation of corporate funds, negligence, Mr. Schlax’s voluntary abandonment of his job (other than following a Change in Control) or a breach of the employment agreement. The employment agreement further provided that Mr. Schlax could have terminated his employment following a “Change in Control”, in which event Mr. Schlax would have been entitled to be paid the lesser of one year’s base compensation or the entire balance of his base compensation remaining to be paid to Mr. Schlax over the remaining term of the agreement. The agreement provides for a six-month post-employment, non-competition covenant.

Certain Transactions

     CK Partners is a partnership consisting of two of the Corporation’s directors, Joseph A. Czyzyk and Frederick H. Kopko, Jr., Mr. Czyzyk serves as the Corporation’s Chief Executive Officer and Mr. Kopko serves as outside counsel on various general corporate legal matters. In addition, CK Partners also owns approximately 34% of the Corporation’s issued and outstanding common and preferred stock.

     CFK Realty Partners, LLC is a Limited Liability Company that, until July 2004, consisted of three of the Corporations’ directors Dr. Philip J. Fagan, Joseph A. Czyzyk and Frederick H. Kopko, Jr. In July 2004, Messrs. Czyzyk and Kopko transferred all of their interest in CFK Realty Partners, LLC to Dr. Fagan, at which time Dr. Fagan resigned as Director and Chairman of the Board of the Corporation.

     In January 2002, the Corporation sold the land and the office building which houses its corporate headquarters to CFK Realty Partners, LLC for $4,200,000, consisting of $2,800,000 cash and a note receivable of $1,400,000. The note accrues interest at 5% and is due December 31, 2004. The Corporation has also entered into a 20 year lease for the property which provides for monthly rental payments in the amount of $36,664. The lease was amended and restated on July 1, 2004, to provide for a ten-year term with the same monthly rent and the note receivable was reduced to $779,123.29. These transactions were conducted on an arms-length basis. For the twelve month period ended June 30, 2003, the Corporation has expended $275,000 for leasehold improvements on its corporate headquarters. This amount will be amortized over the office lease term. The financial statements of CFK Realty are fully consolidated with the consolidated financial statements of the Corporation.

     Until October 28, 2004, the Corporation and its former Chairman, Dr. Fagan (collectively, the “Members”) each owned an equity interest in MercMed LLC (“MercMed”) of 68.47% and 31.53%, respectively. MercMed was formed for the purpose of owning and operating an aircraft for the Members. In June 2003, the Members amended the MercMed Operating to amend each Member’s ownership interest from 50% for each Member to the ownership percentages previously noted. On March 27, 2003, MercMed obtained new financing for the aircraft which is a 15-year loan with the interest rate being fixed for the initial 36-month period. At the end of the initial 36-month period, the interest rate will be reviewed and fixed at the then Federal Home Loan Bank’s regular three-year interest rate plus 275 basis points. Each of the Members are guarantors of this note. Since the inception of the new loan and through June 30, 2004, MercMed is current on the payments due. The outstanding principal amount of the loan as of June 30, 2004 was $667,591. Effective October 28, 2004 the Corporation transferred its interest in MercMed, LLC to Dr. Fagan.

     The Corporation uses the services of the legal firm McBreen & Kopko (the “Firm”) for various general corporate legal matters. Mr. Frederick H. Kopko, Jr., a partner of the Firm, is a member of the Corporation’s Board of Directors and is a partner with CK Partners. For the twelve month periods ended June 30, 2004, the Corporation paid the Firm $916,458 for legal services rendered.

     On May 22, 2002, Mr. Czyzyk entered into an amended and restated employment agreement with Mercury Air Group, and, on the same date, Messrs. Lovett, Enticknap, Schlax, Steven Antonoff, Vice President of Human Services (“Antonoff”) and Mark Coleman, formerly Chief Operating Officer of Mercury Air Cargo (“Coleman”) entered into employment agreements with Mercury Air Group. Under the terms of Mr. Czyzyk’s amended and restated employment agreement and the employment agreements of Messrs. Lovett, Enticknap, Schlax, Antonoff and Coleman, each such officer participated in the 2002 Management Stock Purchase Plan wherein Messrs. Czyzyk, Lovett, Enticknap, Schlax, Antonoff and Coleman purchased 193,825, 15,948, 15,000, 12,500, 12,500 and 12,500 shares of Mercury Air Group’s Common Stock from CK Partners at a price of $15.00 per share, with such purchases funded by Mercury Air Group. Each of the officers obligations to repay Mercury Air Group are forgiven rateably over a 10-year period, except for Mr. Enticknap whose forgiveness is over 8 years, provided each such officer remains employed by Mercury Air Group during such period. Each officer shall have no obligation to repay Mercury Air Group if he remains employed by Mercury Air Group after March 1, 2012 or in the event of a takeover of the Corporation by parties unrelated to the existing Board of Directors. Mr. Coleman’s employment was terminated as of December 5, 2003 when he was replaced by Paul Martins. Mr. Enticknap’s employment was terminated in April, 2004. Mr. Schlax was replaced as Chief Financial Officer on December 9, 2004.

     Mercury Air Group has Indemnity Agreements with each of its directors and executive officers which require Mercury Air Group, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents of Mercury Air Group, and, under certain circumstances, to advance their expenses incurred as a result of proceedings brought against them. In order to be entitled to indemnification, the executive officer or director must have acted in a manner reasonably believed to be in, or not opposed to, the best interests of Mercury Air Group and, with respect to a criminal matter, in a manner which he had no reason to believe was illegal.

Compensation of Directors

     During fiscal 2004, directors who were not employees of the Corporation were paid an annual minimum of $15,000 in fees paid in advance on the Annual Meeting date, $1,000 per Board or Committees meeting and $500 per telephonic meeting paid in arrears after each meeting. Directors were also reimbursed for their travel, meals, lodging and out-of-pocket expenses incurred in connection with attending Board or Committee meetings. In December 2004, the Board of Directors, acting upon the advice of Longnecker & Associates, independent compensation consultants, as well as outside legal counsel, terminated the cash elements of the non-employee director compensation program and adopted a new program for non-employee directors consisting of the following: (i) effective July 1, 2004, for serving as a director, an annual fee of $25,000, paid in advance on the date of each annual meeting, fees of $2,000 per meeting for attending meetings of the Board or any Board Committee in person, and fees of $1,000 for attending meetings by telephone; (ii) effective July 1, 2004, for serving as Audit Committee Chairman, an annual fee of $25,000, and for serving as chairman of any other standing committee, an annual fee of $15,000; and (iii) lump sum payments giving retroactive effect to these fees to July 1, 2003, or such later date as the director commenced service, consisting of $67,000 to Mr. Feracota, $49,250 to Mr. Janowiak, $29,500 to Mr. Pusateri, $25,500 to Mr. Kouzmine and $19,500 to Mr. Kopko. The one-year retroactive payment of the new fees was made upon Longnecker & Associates’ conclusion that non-employee directors had been under compensated for several years due to then in effect bank covenant restrictions. Non-employee directors will also receive stock options for 7,500 shares at each annual stockholders meeting, exercisable at market price on the date of grant.

     The cash compensation paid to each non-employee director in fiscal 2004 was as follows:

Name	Amount
Frederick H. Kopko, Jr.	$24,500
Gary Feracota	$57,667
Michael H. Janowiak	$22,500
Sergei Kouzmine	$22,500
Angelo Pusateri	$25,655

Compensation Committee Interlocks and Insider Participation

     During fiscal 2004, the Corporation’s Compensation Committee consisted of Messrs. Kouzmine, Feracota, Janowiak and Mr. Pusateri.

     CK Partners is a partnership consisting of two of the Corporation’s directors, Joseph A. Czyzyk and Frederick H. Kopko, Jr., Mr. Czyzyk serves as the Corporation’s Chief Executive Officer and Mr. Kopko serves as outside counsel on various general corporate legal matters. In addition, CK Partners also owns approximately 34% of the Corporation’s issued and outstanding common and preferred stock.

     In January 2002, the Corporation sold the land and the office building which houses its corporate headquarters to CFK Realty Partners, LP for $4,200,000, consisting of $2,800,000 cash and a note receivable of $1,400,000. The note accrues interest at 5% and is due December 31, 2004. The Corporation has also entered into a 20 year lease for the property which provides for monthly rental payments in the amount of $36,664. The lease was amended and restated on July 1, 2004, to provide for a ten-year term with the same monthly rent and the note receivable was reduced to $779,123.29. For the twelve month period ended June 30, 2003, the Corporation has expended $275,000 for leasehold improvements on its corporate headquarters. This amount will be amortized over the office lease term.

     The Corporation uses the services of the legal firm McBreen & Kopko (the Firm) for various general corporate legal matters. Mr. Frederick H. Kopko, Jr., a partner of the Firm, is a member of the Corporation’s Board of Directors and is a partner with CK Partners and CFK Realty Partners, LP. For the twelve month periods ended June 30, 2004, the Corporation paid the Firm $916,458 for legal services rendered.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing made by the Corporation under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     Under the rules established by the SEC, the Corporation is required to provide certain data and information regarding the compensation and benefits provided to the Corporation’s Chief Executive Officer, Mr. Czyzyk, and the Corporation’s other executive officers during Fiscal 2004, Messrs. Silva, Lovett and Schlax. The disclosure requirements for the named executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Compensation Philosophy

     This report reflects the Corporation’s compensation philosophy as endorsed by the Compensation Committee and resulting actions taken by the Corporation for the reporting periods shown in the various compensation tables supporting this report. The Compensation Committee approves salary and bonus amounts, other award levels and benefits for all executive officers of the Corporation and is responsible for administering the Corporation’s non-cash compensation plans, including stock option and stock purchase arrangements.

     The executive compensation programs of the Corporation have been designed to:

•	Embody a pay for performance policy where compensation amounts are affected by corporate, operating unit and individual performance as measured by earnings and selective personal objectives;

•	Motivate key senior executives to achieve strategic business initiatives and reward them for their achievements;

•	Provide compensation opportunities which are, in the judgment of the Compensation Committee, comparable to those offered by other leading companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation’s long-term success; and

•	Align the interest of executives with long-term interests of the stockholders through Common Stock ownership and stock option programs.

Compensation Mechanisms

     At present, the executive compensation program is comprised of salary, annual cash bonus programs, long-term incentive opportunities in the form of Corporation financed stock ownership opportunities and stock options and other benefits typically provided to executives by major corporations

     Executive officer salaries are determined based on individual performance, position, tenure, salary history, internal comparability considerations and in some instances the results of arm’s length negotiations in connection with the start-up of a new operating unit. In determining salaries, the Compensation Committee uses surveys and the personal knowledge of its members regarding compensation levels for similar positions at other companies generally. During fiscal 2004, the Compensation Committee obtained salary surveys from Longnecker & Associates, E-Comp.com by Aon Compensation Service and Watson & Wyatt, to determine salaries at comparable companies. For each executive officer with operational responsibilities, a significant portion of total compensation is a bonus based on the earnings of the Corporation or the specific operating unit for which he has profit and loss statement responsibility. As a result, an executive officer’s compensation can vary substantially from year-to-year based on the Corporation’s or a specific operating unit’s earnings performance. For fiscal 2002, the bonus for executive officers with operating unit responsibility was principally based on an individual’s success in exceeding the budgeted earnings for his operating unit. Beginning in July 2002 (Fiscal 2003), a single executive compensation program was implemented with the approval of the Compensation Committee. This new program provides the opportunity for key executives and managers to earn a predetermined potential cash bonus based on achieving certain financial and personal objectives. These objectives are agreed to at the beginning of each fiscal year. The Compensation Committee is reviewing a revised bonus plan to take effect in fiscal 2005.

     Each of the Corporation’s executive officers may also be compensated in part through Corporation financed Common Stock ownership and stock options. The Corporation currently has in place the 1990 Long-Term Incentive Plan, the 1998 Long-Term Incentive Stock Option Plan, and the 2001 Stock Incentive Plan which provides for stock option grants to key employees at the current fair market value on the date of grant. Each of the Corporation’s executive officers currently holds options granted under the 2001 Stock Incentive Plan, the 1998 Long-Term Incentive Stock Option Plan or 1990 Long-Term Incentive Plan, except for Mr. Schlax. Option awards to each executive officer have been based on the executive’s level of responsibility, past performance and internal comparability considerations. As part of the executive compensation program cited above and also beginning in fiscal 2003, a very select number of key executives have been selected to participate in the Corporation’s stock option program. There are several levels of participation and these executives will receive annual stock options grants if recommended by management and approved by the Compensation Committee and the Board of Directors.

     The Compensation Committee will continue to support a pay for performance approach for Corporation executives for both short term and long term considerations.

Executive Officers Compensation

     During fiscal 2004 cash bonuses were awarded to the following executives:

Name	Amount
Joseph A. Czyzyk	$420,000
Wayne J. Lovett	$100,000
William L. Silva	$186,000

     The bonus plan for Mr. Czyzyk is based on exceeding the Corporation’s average earnings for the prior three years, encouraging Mr. Czyzyk to budget for aggressive growth. Mr. Czyzyk’s future bonuses will now be included as a part of the new management incentive plan. The Compensation Committee also retains discretion to reward exceptional achievement or correct over-all inequities through discretionary bonuses. The Compensation Committee has the discretion to waive the requirement to exceed this average in 2004 if there were extenuating circumstances. There were external circumstances that were judged by the Committee to be not under the control of the senior management and a waiver was granted permitting a bonus award to this individual in fiscal Year 2004. In July 2004, Mr. Czyzyk was awarded a bonus in the amount $420,000 for his exceptional effort and achievement in the sale of Mercury Air Centers to Allied Capital Corporation.

     During fiscal 2004, the Compensation Committee did not approve any options to purchase shares of the Corporation’s stock. In connection with its decisions, the Compensation Committee reviews and considers the written recommendations of its Chief Executive Officer, Joseph A. Czyzyk. As described above, a large portion of Mr. Czyzyk’s compensation is based on the earnings of the Corporation and he is a significant stockholder of the Corporation. Accordingly, the Compensation Committee believes that the recommendations for other employees are likely to be consistent with the Compensation Committee’s philosophy of encouraging earnings growth and strategic decisions designed to maximize stockholder return.

Compliance with Internal Revenue Code Section 162(m)

     The Internal Revenue Code precludes the Corporation from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation Table. Certain performance-based compensation is specifically excluded from the deduction limit. The Corporation’s policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executives who will further the Corporation’s success, and that the loss of tax deduction may be necessary in some circumstances.

Compensation Committee Members

Michael Janowiak, Chair
Sergei Kouzmine
Gary Feracota
Angelo Pusateri

AUDIT COMMITTEE REPORT

     The primary function of the Audit Committee is to assist the board in fulfilling its oversight responsibilities by reviewing:

•	the financial information that will be provided to the stockholders and others;

•	the systems of internal controls that management and the board have established; and

•	all audit processes.

The general responsibilities of the Audit Committee include:

•	providing open avenues of communication between the independent accountants and the board;

•	reporting significant Audit Committee actions to the full board and making appropriate recommendations to the board; and

•	conducting or authorizing investigations into matters within the Audit Committee’s scope of responsibility including retaining independent counsel, accountants or others as necessary to assist in an investigation.

     The Audit Committee is responsible for the appointment, compensation and oversight of the Corporation’s outside accounting firm, and for the pre-approval of audit services and permissible non-audit services. The independent auditors report directly to the Audit Committee.

     The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the Amex regarding Audit Committee procedures and responsibilities. Although the Audit Committee’s existing procedures and responsibilities generally complied with the requirements of these rules and standards, the revised charter of the Audit Committee set forth as Exhibit A, implements and makes explicit Mercury’s adherence to these rules and procedures.

     As set forth in the revised Audit Committee charter, Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States of America, the system of internal controls, and procedures used to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors have the responsibility for the examination of those statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures, however, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relied, without independent verification, on the information provided to the committee and on the representations made by management that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Corporation’s accounting principles, and such other matters as are required to be discussed with the Audit Committee. The Audit Committee also discussed with the Corporation’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting as required by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     In light of the current environment, the Audit Committee focused increased attention to the disclosure of critical accounting policies. The Audit Committee discussed with management and the independent auditors that the critical accounting policies were fully described and that all material commitments and contingencies were likewise appropriately disclosed.

     PricewaterhouseCoopers LLP has provided the Audit Committee with a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services and considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

     Based on these reviews and discussions with management and PricewaterhouseCoopers LLP and subject to our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee decided that the financial statements should be included in the Corporation’s Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the SEC.

     The Audit Committee believes that it is in the best interest of the Corporation and its stockholders to delay its selection of an auditor for the year ending June 30, 2005. Therefore, the Corporation has not submitted its selection of independent auditor to the Corporation’s stockholders for ratification. The Audit Committee intends to evaluate its current public accountant and other qualified independent public accountants and will select an independent accounting firm in sufficient time to conduct the audit of the Corporation’s fiscal 2005 financials, with the goal of reducing audit expenses, particularly in light of anticipated increased compliance costs due to the implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

     The foregoing has been approved by all members of the Audit Committee.

Gary Feracota, Audit Committee Chair
Angelo Pusateri, Audit Committee Member
Michael Janowiak, Audit Committee Member

December 30, 2004

STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing made by the Corporation under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The graph below compares cumulative total return of Mercury Air Group, Inc., the Amex Market Value and the Dow Jones U.S. Industrial Transportation Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG MERCURY AIR GROUP, INC., THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX
AND THE DOW JONES US INDUSTRIAL TRANSPORTATION INDEX

DOLLARS
180
160
140
120
100
80
60
40
20
0
6/99
6/00
6/01
6/02
6/03
6/04
MERCURY AIR GROUP, INC.
AMEX MARKET VALUE (U.S. & FOREIGN)
DOW JONES US INDUSTRIAL TRANSPORTATION

*	$100 invested on 6/30/99 in stock or index including reinvestment of dividends. Fiscal year ending June 30.

SECTION 16 DISCLOSURE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC and Amex. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Corporation believes that all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that, due to inadvertence, a Form 4 reporting of the purchase of 1,000 shares was filed late by Mr. Feracota.

INFORMATION RELATING TO THE CORPORATION’S
INDEPENDENT PUBLIC ACCOUNTANTS

     On June 16, 2003, the Corporation dismissed Deloitte & Touche LLP (“D&T”) as its independent audit firm.

     The audit reports of D&T on the consolidated financial statements of the Corporation for each of the years in the two year period ended June 30, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to change the Corporation’s independent audit firm was approved by the Corporation’s Audit Committee and ratified and confirmed by the Corporation’s Board of Directors.

     During the two fiscal years ended June 30, 2002, and the subsequent interim period through June 16, 2003, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to D&T’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such periods.

     During the past two fiscal years and through June 16, 2003, D&T has not advised the Corporation of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

     The Corporation engaged PwC as its new independent accountant as of June 16, 2003. During the two most recent fiscal years and through the date of PwC’s engagement, the Corporation has not consulted with PwC regarding any matters specified in Items 304(a)(2)(i) or (ii) of Regulation S-K under the Securities Exchange Act of 1934. A representative of PwC is expected to be at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and is also expected to be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed or to be billed by PwC and D&T for services performed for the fiscal years 2004 and 2003. Under the SEC’s new rule on auditor independence, which is effective for the first fiscal year ending after December 15, 2003 and was adopted as a result of implementing the Sarbanes-Oxley Act of 2002, fees would be categorized as follows:

PwC
Category of Fees	2004	2003
Audit Fees	$244,615	$485,000
Audit related fees	$10,000	n/a
Fees for tax services	$204,612	$270,000

D&T
Category of Fees	2004	2003
Audit Fees	n/a	$487,000
Audit related fees	$75,000	$30,000
Fees for tax services	n/a	$184,000

     Audit fees: Aggregate fees paid during fiscal years ended June 30, 2004 and 2003, respectively, were for professional services rendered for the audits of Mercury’s year-end financial statements and limited reviews of Mercury’s unaudited quarterly financial statements, issuances of consents, income tax provision procedures and assistance with the review of documents filed with the SEC. The audit fees for 2003 include $300,000 associated with the re-audit of Mercury’s financial statements for the fiscal years ended June 30, 2002 and 2001.

     Audit related fees: Aggregate fees for the fiscal year ended June 30, 2004 and 2003, respectively, were for services performed for the re-filing of the quarterly reports on Form 10-Q for each of the first three quarters of fiscal 2002 and for review of the Company’s responses to SEC comment letters associated with the SEC’s review of the Company’s 2003 Proxy Statement.

     Tax services: Aggregate fess for the fiscal years ended June 30, 2004 and 2003, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refunds, tax planning and advice including assistance with tax audits, assistance with documentation and filing for certain tax credits and advice related to mergers and acquisitions.

     Our Audit Committee approved all services provided by, and all fees paid to PwC. Our Audit Committee has considered whether such services that PwC provides are compatible with maintaining PwC’s independence as auditors, and has determined that such services are compatible with maintaining PwC’s independence.

     Our Audit Committee must pre-approve all non-audit services provided to us by our independent accountants. This pre-approval authority may be delegated to a single member of the Audit Committee and then reviewed by the entire Audit Committee at the committee’s next meeting. The audit report of PwC on the consolidated financial statements of Mercury as of and for the fiscal year ended June 30, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended June 30, 2004, there were no disagreements between Mercury and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports.

WHERE CAN I GET MORE INFORMATION?

     Mercury Air Group files annual, quarterly and special reports, Proxy Statements and other information with the SEC. Mercury Air Group’s SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and can also be accessed through Mercury Air Group’s website at www.mercuryair.com. You may also read and copy any document Mercury Air Group files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of any document Mercury Air Group files at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     If you would like copies of any other recently filed documents, please direct your request to Wayne J. Lovett, Mercury Air Group, Inc., 5456 McConnell Avenue, Los Angeles, California 90066, (310) 827-2737.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Pursuant to the Company’s Amended and Restated Bylaws, in order for a stockholder proposal or candidate for Board Membership to be considered for inclusion in Mercury’s proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders, the proposal must be received by Mercury no less than 60 days nor more than 90 days in advance of the anniversary of the 2004 Annual Meeting of Stockholders, except that if next year’s Annual Meeting of Stockholders is changed by more than 30 calendar days from the anniversary of the 2004 Annual Meeting of Stockholders, a stockholder proposal must be received by Mercury not later than the tenth day following the day on which public announcement of such meeting is first made. In addition, the stockholder proposal must meet all other requirements for inclusion in the proxy statement. Further, the Corporation will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not disclosed in the Corporation’s 2005 proxy statement if the Corporation has not received written notice of such proposal 45 days before the mailing date of this proxy statement, unless the date of the 2005 Annual Meeting of Stockholder’s has changed by more than 30 days from the 2004 Annual

Meeting of Stockholders, in which event Mercury must receive advance notice a reasonable time before it mails its proxy statement for the 2005 Annual Meeting of Stockholders.

     Stockholder recommendations of candidates for Board Membership will be considered when timely submitted with sufficient detail including candidate’s name, principal occupation during the past five years, listing of directorships, a statement that such nominee has consented to the submission of the nomination, amount of common stock of the Corporation held by the nominee and qualification (including information regarding compliance with the Corporation’s bylaws on qualifications) addressed to: the Secretary of the Company, 5456 McConnell Avenue, Los Angeles, California 90066.

GENERAL

     A copy of our Annual Report to Stockholders for the fiscal year ended June 30, 2004 was mailed to each stockholder. Additional copies of such Annual Report and the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from us. We will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers, and regular employees of Mercury and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year’s Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by Mercury.

     Mercury will provide without charge (except for exhibits) to any record or beneficial owner of its securities on written request, a copy of Mercury’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2004, including the financial statements and schedules thereto. Mercury will provide without to any record or beneficial owner of its securities on written request, a copy of Mercury’s current Ethics Code. Exhibits to said report will be provided upon payment of fees limited to Mercury’s reasonable expenses in furnishing such exhibits. Written requests should be directed to Investor Relations, 5456 McConnell Avenue, Los Angeles, California, 90066.

     In order to assure the presence of the necessary quorum at this year’s Annual Meeting, and to save mercury the expense of further mailing, please date, sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

OTHER MATTERS

     Management knows of no other matter to be presented at the Annual Meeting which are proper subjects for action by the stockholders. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

By Order of the Board of Directors

/s/ Wayne J. Lovett

Wayne J. Lovett
Executive Vice President & Secretary

Los Angeles, California
January 3, 2005

MERCURY AIR GROUP, INC.
AUDIT COMMITTEE CHARTER

     The Audit Committee of Mercury Air Group, Inc. (the “Company”) shall be comprised of at least three directors, each of whom is “independent” under the rules of the American Stock Exchange, except as permitted by Section 121 of the American Stock Exchange Company Guide (the “Guide”) and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.

Notwithstanding the immediately preceding paragraph, one director who is not “independent” under the rules of the American Stock Exchange, who satisfies the requirements of Rule 10A-3 under the Exchange Act, and who is not a current officer or employee, or an immediate family member of any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, shall have determined that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement subsequent to such determination, the nature of the relationship, and the reasons for the determination. Any such member appointed to the Committee may only serve for up to two years and may not chair the Committee.

Members shall be appointed by the Board and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

Committee Purposes

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending June 30,

2006), and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services rendered by the independent auditors; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Duties and Responsibilities

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

1.  with respect to the independent auditors,

(i)	to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee, provided that the auditor appointment shall be subject to shareholder approval;

(ii)	to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report

2

directly to the Audit Committee;

(iii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v)	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(vi)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement partner and consider whether there should be a regular rotation of the audit firm itself; and

(viii)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence.

2.  with respect to the internal auditing department, if any,

(i)	to review the appointment and replacement of the director of the internal auditing department; and

(ii)	to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto.

3.  with respect to accounting principles and policies, financial reporting and internal audit control over financial reporting,

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(i)	to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)	to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented or other professional standards, including reports communications related to:

•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

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•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of the Company’s internal audit function.

(iii)	to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and

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accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(iv)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vi)	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(vii)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(viii)	to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise; and

(ix)	to establish hiring policies for employees or former employees of the independent auditors;

4.  with respect to reporting and recommendations,

(i)	to review any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors; and

(iii)	to report its activities to the full Board of Directors on a regular basis and

6

to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately periodically with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Delegation to Subcommittee

The Audit Committee may, in its discretion, delegate all or portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Resources and Authority of the Audit Committee

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation of any advisers employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

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ANNUAL MEETING OF STOCKHOLDERS OF

MERCURY AIR GROUP, INC.

February 2, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

— Please detach along perforated line and mail in the envelope provided. —

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

NOMINEES:

☐ Joseph A. Czyzyk
☐ Fredrick H. Kopko, Jr.
☐ Gary J. Feracota
☐ Michael H. Janowiak
☐ Angelo Pusateri

2.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy representatives.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

Please mark here if you plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Admission Ticket

Mercury Air Group, Inc.
Annual Meeting of Stockholders
February 2, 2005
9:00 a.m. Local Time

If you plan to attend the Annual Meeting,
please mark the box on the reverse side of the proxy card and keep this portion as your admission ticket.

MERCURY AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 2, 2005

     The undersigned stockholder of Mercury Air Group, Inc., a Delaware corporation (the “Company”), acting under the Delaware General Corporation law, hereby constitutes and appoints Joseph A. Czyzyk and Wayne J. Lovett, and each of them the attorneys and proxies of the undersigned (“proxy representative”), each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on February 2, 2005 at 9:00 a.m., Pacific Standard Savings Time, at the The Ritz-Carlton Located at 9275 Admiralty Way, Marina Del Rey, CA 90292, and at any adjournments thereof, and in connection therewith to vote and represent all of the shares of Common Stock of the Company which the undersigned would be entitled to vote, as specified on the reverse side.

     Said proxy representatives, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Meeting and hereby ratifies and confirms that said proxy representatives, and each of them, may lawfully do by virtue hereof. Said proxy representatives, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof and with respect to the election of any person as a director if a bona fide nominee for that office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

Important — Please sign on the Other Side